Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 240-3046	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xylem.com	Matthew.Latino@xylem.com

Xylem Reports Third Quarter 2021 Results
•Orders growth of 22% on a reported basis, 20% organically, from strong underlying demand across segments
•Revenue growth 4% on a reported basis, 2% organically
•Net income as a percentage of revenue of 9.0%, up 600 basis points; adjusted EBITDA margin of 17.9%, down 30 basis points
•Reported net income of $114 million or $0.63 per share; adjusted net income of $116 million or $0.63 per share
•Lowers full-year organic revenue and earnings per share guidance to ranges of 3% to 4%, and $2.40 to $2.50, respectively

RYE BROOK, N.Y., November 2, 2021 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2021 revenue of $1.27 billion. Revenues grew 4 percent on a reported basis, and 2 percent organically. Strong global demand was moderated by supply constraints slowing order-to-revenue conversion.

Third quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin decreased 30 basis points to 17.9 percent. Inflation and strategic investments were partially offset by productivity, price realization and cost containment. Xylem generated net income of $114 million, or $0.63 per share, and adjusted net income of $116 million, or $0.63 per share, which excludes the impact of restructuring, realignment and special charges.

“Global demand for water solutions continues to be robust, across our business,” said Patrick Decker, Xylem’s president and CEO. “The team capitalized on that broad-based underlying demand, delivering strong growth in new orders and backlog in all segments. This positions us well to achieve our 2025 growth and strategic milestones, which we outlined at our investor day, last month.”

“The team has done an outstanding job managing inflationary effects with productivity and cost discipline, delivering solid margin and earnings performance,” continued Decker. “Nevertheless, we foresee the global supply challenges continuing – particularly the chip shortages being experienced across the technology sector. While we expect strong demand to continue, nearer term supply constraints have slowed order-to-revenue conversion more than expected, leading us to moderate our view of full-year revenues and, therefore, earnings.”

Updated Outlook

Xylem now expects full-year organic revenue growth to be in the range of 3 to 4 percent, which would be approximately $5.1 to $5.2 billion on a reported basis. This represents a decrease from the

Company’s previous full-year organic revenue guidance of 6 to 8 percent, or $5.3 to $5.4 billion on a reported basis. Full-year adjusted earnings per share is now expected to be in the range of $2.40 to $2.50, from $2.55 to $2.70. Full-year free cash flow conversion outlook remains unchanged at 80 to 90 percent. The revised guidance reflects the impact of increased supply chain challenges, partially offset by strong cost discipline.

Third Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving wastewater transport and treatment, clean water delivery, and dewatering.

•Third quarter 2021 revenue was $547 million, up 4 percent on a reported basis, and up 2 percent organically, compared with the same period in 2020. Strong growth in industrial end markets from broad pandemic recovery and demand in Emerging Markets offset some softness in the utility markets due to timing delays caused by supply chain disruptions.

•Third quarter adjusted EBITDA margin was 21.2 percent, up 100 basis points versus the prior year period. Reported operating income for the segment was $101 million and adjusted operating income, which excludes $1 million of restructuring and realignment costs, was $102 million. The segment reported operating margin was 18.5 percent, up 150 basis points versus the prior year period. Adjusted operating margin rose 10 basis points to 18.6 percent. Strong productivity savings and price realization offset inflation and supply chain constraints.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.
•Third quarter 2021 revenue was $400 million, up 10 percent on a reported basis, and up 8 percent organically, compared with the same period in 2020. Broad reopening activity drove strong demand in industrial and commercial end markets compared to COVID-19 challenges in the prior year.

•Third quarter adjusted EBITDA margin was 17.0 percent, down 60 basis points from the prior year period. Reported operating income for the segment was $60 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $62 million. The segment reported operating margin was 15.0 percent, down 40 basis points versus the prior year period. Adjusted operating margin decreased 40 basis points to 15.5 percent. Inflation, supply chain disruption and investments more than offset productivity benefits and price realization.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•Third quarter 2021 revenue was $318 million, down 4 percent on a reported basis, and down 5 percent organically, compared with the same period in 2020. Soft performance in the business was driven by chip supply shortages impacting our smart metering business, partially offset by demand in water quality testing applications and pipeline assessment services businesses.

•Third quarter adjusted EBITDA margin was 14.2 percent, down 60 basis points from the prior year period. Reported operating income for the segment was $7 million and adjusted operating income, with $1 million restructuring and realignment income in the quarter, was $6 million. The segment reported operating margin was 2.2 percent, up 2,090 basis points versus the prior year period. Adjusted operating margin decreased 170 basis points to 1.9 percent. Volume declines from component shortages and higher inflation offset productivity and price realization.

Supplemental information on Xylem’s third quarter 2021 earnings and reconciliations for certain non-GAAP items are posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our more than 16,000 diverse employees delivered revenue of $4.88 billion in 2020. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “goal,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals; or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the ongoing coronavirus (“COVID-19”) pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: overall industry and economic conditions, including industrial, governmental and private sector spending and the strength of the residential and commercial real estate markets; geopolitical, regulatory, economic and other risks associated with international operations; continued uncertainty around the COVID-19 pandemic’s magnitude, duration and impacts on our business, operations, growth, and financial condition, as well as uncertainty around approved vaccines and the pace of recovery when the pandemic subsides; actual or potential other epidemics, pandemics or global health crises; availability, shortage or delays in receiving products, parts, electronic components and raw materials from our supply chain; manufacturing and operating cost increases due to inflation, prevailing price changes, tariffs and other factors; fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; availability, regulation and interference with radio spectrum used by some of our products; our ability to retain and attract senior management and other key talent; uncertainty related to restructuring and realignment actions and related charges and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; risks relating to products, including defects, security, warranty and liability claims, and recalls; difficulty predicting our financial results, including uncertainties due to the nature of our short- and long-cycle businesses; volatility in our results due to weather conditions, including the effects of climate change; our ability to borrow or refinance our existing indebtedness and the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 ("2020 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2021	2020	2021	2020
Revenue	$1,265	$1,220	$3,872	$3,503
Cost of revenue	793	759	2,390	2,199
Gross profit	472	461	1,482	1,304
Selling, general and administrative expenses	273	266	878	851
Research and development expenses	49	45	152	138
Restructuring and asset impairment (recoveries) charges	(2)	19	7	69
Goodwill impairment charge	—	58	—	58
Operating income	152	73	445	188
Interest expense	21	22	63	56
Other non-operating income (expense), net	2	(1)	1	(5)
Gain from sale of business	—	—	2	—
Income before taxes	133	50	385	127
Income tax expense	19	13	71	21
Net income	$114	$37	$314	$106
Earnings per share:
Basic	$0.63	$0.20	$1.74	$0.59
Diluted	$0.63	$0.20	$1.73	$0.58
Weighted average number of shares:
Basic	180.2	180.0	180.2	180.1
Diluted	181.6	181.0	181.5	181.0

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,255	$1,875
Receivables, less allowances for discounts, returns and credit losses of $43 and $46 in 2021 and 2020, respectively	973	923
Inventories	679	558
Prepaid and other current assets	150	167
Total current assets	3,057	3,523
Property, plant and equipment, net	618	657
Goodwill	2,816	2,854
Other intangible assets, net	1,037	1,093
Other non-current assets	623	623
Total assets	$8,151	$8,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$577	$569
Accrued and other current liabilities	737	787
Short-term borrowings and current maturities of long-term debt	—	600
Total current liabilities	1,314	1,956
Long-term debt	2,455	2,484
Accrued post-retirement benefits	492	519
Deferred income tax liabilities	270	242
Other non-current accrued liabilities	518	573
Total liabilities	5,049	5,774
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 195.5 shares and 194.9 shares in 2021 and 2020, respectively	2	2
Capital in excess of par value	2,077	2,037
Retained earnings	2,092	1,930
Treasury stock – at cost 15.2 shares and 14.5 shares in 2021 and 2020, respectively	(656)	(588)
Accumulated other comprehensive loss	(422)	(413)
Total stockholders’ equity	3,093	2,968
Non-controlling interests	9	8
Total equity	3,102	2,976
Total liabilities and stockholders’ equity	$8,151	$8,750

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2021	2020
Operating Activities
Net income	$314	$106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	90	88
Amortization	96	101
Share-based compensation	25	19
Restructuring and asset impairment charges	7	69
Goodwill impairment charge	—	58
Gain from sale of business	(2)	—
Other, net	3	33
Payments for restructuring	(21)	(25)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(78)	43
Changes in inventories	(135)	(48)
Changes in accounts payable	19	(91)
Changes in accrued taxes	—	(5)
Other, net	—	106
Net Cash – Operating activities	318	454
Investing Activities
Capital expenditures	(127)	(136)
Proceeds from sale of business	2	—
Proceeds from the sale of property, plant and equipment	1	1
Cash paid for investments	—	(200)
Other, net	11	9
Net Cash – Investing activities	(113)	(326)
Financing Activities
Short-term debt issued, net	—	359
Short-term debt repaid	—	(600)
Long-term debt issued, net	—	985
Long-term debt repaid	(600)	—
Repurchase of common stock	(68)	(61)
Proceeds from exercise of employee stock options	15	10
Dividends paid	(152)	(142)
Other, net	(1)	(1)
Net Cash – Financing activities	(806)	550
Effect of exchange rate changes on cash	(19)	—
Net change in cash and cash equivalents	(620)	678
Cash and cash equivalents at beginning of year	1,875	724
Cash and cash equivalents at end of period	$1,255	$1,402
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$83	$46
Income taxes (net of refunds received)	$71	$27

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflects the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for pension costs.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Nine Months Ended September 30
Xylem Inc.	4,716	3,739	977	26%	10	(147)	840	22%	22%
Water Infrastructure	1,873	1,670	203	12%	—	(80)	123	7%	7%
Applied Water	1,409	1,073	336	31%	—	(40)	296	28%	28%
Measurement & Control Solutions	1,434	996	438	44%	10	(27)	421	42%	41%

Quarter Ended September 30
Xylem Inc.	1,518	1,246	272	22%	2	(24)	250	20%	20%
Water Infrastructure	623	558	65	12%	—	(12)	53	9%	9%
Applied Water	446	375	71	19%	—	(7)	64	17%	17%
Measurement & Control Solutions	449	313	136	43%	2	(5)	133	42%	42%

Quarter Ended June 30
Xylem Inc.	1,660	1,232	428	35%	1	(74)	355	29%	29%
Water Infrastructure	639	598	41	7%	—	(41)	—	0%	0%
Applied Water	486	326	160	49%	—	(20)	140	43%	43%
Measurement & Control Solutions	535	308	227	74%	1	(13)	215	70%	69%

Quarter Ended March 31
Xylem Inc.	1,538	1,261	277	22%	7	(49)	235	19%	18%
Water Infrastructure	611	514	97	19%	—	(27)	70	14%	14%
Applied Water	477	372	105	28%	—	(13)	92	25%	25%
Measurement & Control Solutions	450	375	75	20%	7	(9)	73	19%	18%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions / Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Nine Months Ended September 30
Xylem Inc.	3,872	3,503	369	11%	7	(130)	246	7%	7%
Water Infrastructure	1,625	1,463	162	11%	—	(70)	92	6%	6%
Applied Water	1,207	1,039	168	16%	—	(36)	132	13%	13%
Measurement & Control Solutions	1,040	1,001	39	4%	7	(24)	22	2%	1%

Quarter Ended September 30
Xylem Inc.	1,265	1,220	45	4%	2	(20)	27	2%	2%
Water Infrastructure	547	524	23	4%	—	(10)	13	2%	2%
Applied Water	400	364	36	10%	—	(7)	29	8%	8%
Measurement & Control Solutions	318	332	(14)	(4)%	2	(3)	(15)	(5)%	(5)%

Quarter Ended June 30
Xylem Inc.	1,351	1,160	191	16%	3	(66)	128	11%	11%
Water Infrastructure	569	501	68	14%	—	(36)	32	6%	6%
Applied Water	414	337	77	23%	—	(18)	59	18%	18%
Measurement & Control Solutions	368	322	46	14%	3	(12)	37	11%	11%

Quarter Ended March 31
Xylem Inc.	1,256	1,123	133	12%	2	(44)	91	8%	8%
Water Infrastructure	509	438	71	16%	—	(24)	47	11%	11%
Applied Water	393	338	55	16%	—	(11)	44	13%	13%
Measurement & Control Solutions	354	347	7	2%	2	(9)	—	0%	(1)%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2021	2020	2021	2020	2021	2020	2021	2020
Total Revenue
• Total Xylem	1,256	1,123	1,351	1,160	1,265	1,220	3,872	3,503
• Water Infrastructure	509	438	569	501	547	524	1,625	1,463
• Applied Water	393	338	414	337	400	364	1,207	1,039
• Measurement & Control Solutions	354	347	368	322	318	332	1,040	1,001
Operating Income
• Total Xylem	133	61	160	54	152	73	445	188
• Water Infrastructure	71	39	93	73	101	89	265	201
• Applied Water	66	47	64	41	60	56	190	144
• Measurement & Control Solutions	9	(12)	13	(46)	7	(62)	29	(120)
• Total Segments	146	74	170	68	168	83	484	225
Operating Margin
• Total Xylem	10.6%	5.4%	11.8%	4.7%	12.0%	6.0%	11.5%	5.4%
• Water Infrastructure	13.9%	8.9%	16.3%	14.6%	18.5%	17.0%	16.3%	13.7%
• Applied Water	16.8%	13.9%	15.5%	12.2%	15.0%	15.4%	15.7%	13.9%
• Measurement & Control Solutions	2.5%	(3.5)%	3.5%	(14.3)%	2.2%	(18.7)%	2.8%	(12.0)%
• Total Segments	11.6%	6.6%	12.6%	5.9%	13.3%	6.8%	12.5%	6.4%
Special Charges
• Total Xylem	2	—	—	11	1	70	3	81
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	1	—	—	—	—	—	1	—
• Measurement & Control Solutions	—	—	—	10	—	69	—	79
• Total Segments	1	—	—	10	—	69	1	79
Restructuring & Realignment Costs
• Total Xylem	8	9	6	43	2	15	16	67
• Water Infrastructure	5	5	4	8	1	8	10	21
• Applied Water	1	2	2	4	2	2	5	8
• Measurement & Control Solutions	2	2	—	31	(1)	5	1	38
• Total Segments	8	9	6	43	2	15	16	67
Adjusted Operating Income
• Total Xylem	143	70	166	108	155	158	464	336
• Water Infrastructure	76	44	97	81	102	97	275	222
• Applied Water	68	49	66	45	62	58	196	152
• Measurement & Control Solutions	11	(10)	13	(5)	6	12	30	(3)
• Total Segments	155	83	176	121	170	167	501	371
Adjusted Operating Margin
• Total Xylem	11.4%	6.2%	12.3%	9.3%	12.3%	13.0%	12.0%	9.6%
• Water Infrastructure	14.9%	10.0%	17.0%	16.2%	18.6%	18.5%	16.9%	15.2%
• Applied Water	17.3%	14.5%	15.9%	13.4%	15.5%	15.9%	16.2%	14.6%
• Measurement & Control Solutions	3.1%	(2.9)%	3.5%	(1.6)%	1.9%	3.6%	2.9%	(0.3)%
• Total Segments	12.3%	7.4%	13.0%	10.4%	13.4%	13.7%	12.9%	10.6%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2021				Q3 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,265	—		1,265	1,220	—		1,220
Operating Income	152	3	a	155	73	85	a	158
Operating Margin	12.0%			12.3%	6.0%			13.0%
Interest Expense	(21)	—		(21)	(22)	—		(22)
Other Non-Operating Income (Expense)	2	1	b	3	(1)	1	b	—
Gain/(Loss) from sale of business	—	—		—	—	—		—
Income before Taxes	133	4		137	50	86		136
Provision for Income Taxes	(19)	(2)	c	(21)	(13)	(9)	c	(22)
Net Income attributable to Xylem	114	2		116	37	77		114
Diluted Shares	181.6			181.6	181.0			181.0
Diluted EPS	$0.63	$—		$0.63	$0.20	$0.42		$0.62

Year-over-year currency translation impact on current year diluted EPS	$0.01	$(0.01)		$—
Diluted EPS at Constant Currency	$0.62	$0.01		$0.63

	Q3 YTD 2021				Q3 YTD 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,872	—		3,872	3,503	—		3,503
Operating Income	445	19	a	464	188	148	a	336
Operating Margin	11.5%			12.0%	5.4%			9.6%
Interest Expense	(63)	—		(63)	(56)	—		(56)
Other Non-Operating Income (Expense)	1	5	b	6	(5)	4	b	(1)
Gain/(Loss) from sale of business	2	(2)		—	—	—		—
Income before Taxes	385	22		407	127	152		279
Provision for Income Taxes	(71)	1	c	(70)	(21)	(29)	c	(50)
Net Income attributable to Xylem	314	23		337	106	123		229
Diluted Shares	181.5			181.5	181.0			181.0
Diluted EPS	$1.73	$0.13		$1.86	$0.58	$0.67		$1.25

Year-over-year currency translation impact on current year diluted EPS	$0.10	$0.01		$0.11
Diluted EPS at Constant Currency	$1.63	$0.12		$1.75

a	Quarter-to-date: Restructuring & realignment costs of $2 million in 2021 and $15 million in 2020, as well as special charges of $1 million in 2021 and $70 million ($69 million of intangible asset and goodwill impairment and $1 million of other charges) in 2020.
Year-to-date: Restructuring & realignment costs of $16 million and $67 million in 2021 and 2020, respectively; special charges of $3 million ($1 million of intangible asset impairment charges and $2 million of other charges) and $81 million of special charges in 2020 ($79 million of intangible asset and goodwill impairment charges and $2 million of other charges).
b	Quarter-to-date: Special non-operating charges consist of $1 million, in each of 2021 and 2020, for pension costs related to the UK pension plan that is going to be part of a buyout.
Year-to-date: Special non-operating charges consist of $5 million in 2021 and $4 million in 2020, for pension costs related to the UK pension plan that is going to be part of a buyout.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $1 million in 2021 and $3 million in 2020; and $1 million of negative adjustment from tax related special benefits in 2021 and $6 million net tax impact on special charges in 2020.
Year-to-date: Net tax impact on restructuring & realignment costs of $4 million and $15 million in 2021 and 2020, respectively; $1 million and $9 million of net tax impact on special charges in 2021 and 2020, respectively; and $6 million of positive adjustment from tax related special charges in 2021 and $5 million of negative adjustment from tax related special benefits in 2020, respectively.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87	113	114		314
Income Tax Expense	27	25	19		71
Interest Expense (Income), net	19	19	20		58
Depreciation	30	29	31		90
Amortization	32	33	31		96
EBITDA	195	219	215		629
Share-based Compensation	9	8	8		25
Restructuring & Realignment	8	6	2		16
Loss/(Gain) from sale of business	—	(2)	—		(2)
Special Charges	3	3	2		8
Adjusted EBITDA	215	234	227		676
Revenue	1,256	1,351	1,265		3,872
Adjusted EBITDA Margin	17.1%	17.3%	17.9%		17.5%

2020
	Q1	Q2	Q3	Q4	Total
Net Income	38	31	37	148	254
Income Tax Expense	4	4	13	10	31
Interest Expense (Income), net	14	16	20	20	70
Depreciation	29	29	30	29	117
Amortization	35	33	33	33	134
EBITDA	120	113	133	240	606
Share-based Compensation	8	8	3	7	26
Restructuring & Realignment	9	43	15	10	77
Special Charges	1	13	71	1	86
Adjusted EBITDA	138	177	222	258	795
Revenue	1,123	1,160	1,220	1,373	4,876
Adjusted EBITDA Margin	12.3%	15.3%	18.2%	18.8%	16.3%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	70	92	102		264
Interest Expense (Income), net	(1)	(1)	—		(2)
Depreciation	11	11	11		33
Amortization	2	2	1		5
EBITDA	82	104	114		300
Share-based Compensation	1	—	1		2
Restructuring & Realignment	5	4	1		10
Adjusted EBITDA	88	108	116		312
Revenue	509	569	547		1,625
Adjusted EBITDA Margin	17.3%	19.0%	21.2%		19.2%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	37	71	85	116	309
Interest Expense (Income), net	—	(1)	—	—	(1)
Depreciation	11	11	11	11	44
Amortization	4	5	2	2	13
EBITDA	52	86	98	129	365
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	5	8	8	7	28
Adjusted EBITDA	57	95	106	137	395
Revenue	438	501	524	616	2,079
Adjusted EBITDA Margin	13.0%	19.0%	20.2%	22.2%	19.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	66	65	60		191
Interest Expense (Income), net	—	—	—		—
Depreciation	5	5	5		15
Amortization	1	1	—		2
EBITDA	72	71	65		208
Share-based Compensation	1	1	1		3
Restructuring & Realignment	1	2	2		5
Loss/(Gain) from sale of business	—	(2)	—		(2)
Special Charges	1	—	—		1
Adjusted EBITDA	75	72	68		215
Revenue	393	414	400		1,207
Adjusted EBITDA Margin	19.1%	17.4%	17.0%		17.8%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	42	55	60	204
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	6	5	21
Amortization	1	—	1	1	3
EBITDA	53	47	62	66	228
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	2	4	2	1	9
Adjusted EBITDA	56	52	64	68	240
Revenue	338	337	364	395	1,434
Adjusted EBITDA Margin	16.6%	15.4%	17.6%	17.2%	16.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16	12	7		35
Interest Expense (Income), net	—	—	—		—
Depreciation	9	10	11		30
Amortization	27	27	27		81
EBITDA	52	49	45		146
Share-based Compensation	1	2	1		4
Restructuring & Realignment	2	—	(1)		1
Adjusted EBITDA	55	51	45		151
Revenue	354	368	318		1,040
Adjusted EBITDA Margin	15.5%	13.9%	14.2%		14.5%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax (Loss) Income	(13)	(46)	(62)	14	(107)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	8	9	9	35
Amortization	27	26	27	27	107
EBITDA	23	(12)	(26)	50	35
Share-based Compensation	2	1	1	1	5
Restructuring & Realignment	2	31	5	2	40
Special Charges	—	10	69	—	79
Adjusted EBITDA	27	30	49	53	159
Revenue	347	322	332	362	1,363
Adjusted EBITDA Margin	7.8%	9.3%	14.8%	14.6%	11.7%